UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 28, 2005

ENDOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)

of incorporation)

13900 Alton Parkway, Suite 122, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

        Registrant’s telephone number, including area code: (949) 595-7200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        On January 28, 2005, the Board of Directors (the “Board”) of Endologix, Inc. (the “Company”), appointed Ronald H. Coelyn to fill a newly created vacancy on the Board resulting from an increase in the number of members constituting the whole Board from seven members to eight members. Mr. Coelyn will serve as a Class I director and is expected to serve on the Company’s Compensation Committee. Mr. Coelyn has not had a direct or indirect material interest in any transaction, or any currently proposed transaction, to which the Company was or is to be a party.

        A copy of the press release announcing Mr. Coelyn’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 –Financial Statements and Exhibits.

      (c) Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 28, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC

Date: January 28, 2005	/s/ Paul McCormick _______________________________________________ Paul McCormick, President and Chief Executive Officer